Rule 424b3
File No. 333154448
AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
Two 2 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
MARFIN INVESTMENT GROUP
HOLDINGS S.A.
INCORPORATED UNDER THE
LAWS OF GREECE
The Bank of New York Mellon as
depositary hereinafter called the
Depositary hereby certifies i that
there have been deposited with the
Depositary or its agent nominee
custodian clearing agency or
correspondent the securities described
above Shares or evidence of the right
to receive such Shares ii that at the
date hereof each American
Depositary Share evidenced by this
Receipt represents the amount of
Shares shown above and that

or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called and
except as otherwise herein expressly
provided is entitled upon surrender at
the Corporate Trust Office of the
Depositary New York New York of
this Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the reverse of
this Receipt and in compliance with
applicable laws or governmental
regulations at Owners option 1 to
delivery at the office of the agent
nominee custodian clearing agency or
correspondent of the Depositary to a
person specified by Owner of the
amount of Deposited Securities
represented hereby or evidence of the
right to receive the same or 2 to have
such Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement created
by the Receipts as hereinafter defined
including such evidence of the right to
receive the same and any and all other
securities cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this Receipt
is registered upon the books of the
Depositary from time to time.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street New York New
York 10286 and its principal
executive office is located at One
Wall Street New York New York
10286.
1.
RECEIPTS.
This American Depositary Receipt
this Receipt is one of a continuing
issue of American Depositary
Receipts collectively the Receipts all
evidencing rights of like tenor with
respect to the Deposited Securities
and all issued or to be issued upon the
terms and subject to the conditions
herein provided which shall govern
the continuing arrangement by the
Depositary with respect to initial
deposits as well as the rights of
holders and Owners of Receipts
subsequent to such deposits.
The issuer of the Receipts is deemed
to be the legal entity resulting from
the agreement herein provided for.
The issuance of Receipts against
deposits generally may be suspended
or the issuance of Receipts against the
deposit of particular Shares may be
withheld if such action is deemed
necessary or advisable by the
Depositary at any time and from time
to time because of any requirements
of any government or governmental
body or commission or for any other
reason.  The Depositary assumes no
liability with respect to the validity or worth of the Deposited Securities.
2.
TRANSFER OF RECEIPTS.
Until the surrender of this Receipt in
accordance with the terms hereof the
Depositary will maintain an office in
the Borough of Manhattan The City
of New York for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may during regular business hours
inspect the transfer books maintained
by the Depositary that list the Owners
of the Receipts.  The transfer of this
Receipt is registrable on the books of
the Depositary at its Corporate Trust
Office by the holder hereof in person
or by duly authorized attorney upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations if
any as the Depositary may establish
for such purpose.  This Receipt may
be split into other such Receipts or
may be combined with other such
Receipts into one Receipt representing
the same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.
 Upon such split or combination not
involving a transfer a charge will be
made as provided herein.  The
Depositary may close the transfer
books at any time or from time to
time when deemed expedient by it in
connection with the performance of
its duties hereunder.
3.
PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may require any
holder or Owner of Receipts or any
person presenting securities for
deposit against the issuance of
Receipts from time to time to file such
proof of citizenship or residence and
to furnish such other information by
affidavit or otherwise and to execute
such certificates and other instruments
as may be necessary or proper to
comply with any laws or regulations
relating to the issuance or transfer of
Receipts the receipt or distribution of
dividends or other property or the
taxation thereof or of receipts or
deposited securities and the
Depositary may withhold the issuance
or registration of transfer of any
Receipt or payment of such dividends
or delivery of such property from any
holder Owner or other person as the
case may be who shall fail to file such
proofs certificates or other
instruments.
4.
TRANSFERABILITY
RECORDOWNERSHIP.
It is a condition of this Receipt and
every successive holder and Owner of
this Receipt by accepting or holding
the same consents and agrees that title
to this Receipt when properly
endorsed or accompanied by proper
instruments of transfer is transferable
by delivery with the same effect as in
the case of a negotiable instrument
provided however that prior to the
due presentation of this Receipt for
registration of transfer as above
provided and subject to the provisions
of Article 9 below the Depositary
notwithstanding any notice to the
contrary may treat the person in
whose name this Receipt is registered
on the books of the Depositary as the
absolute owner hereof for the purpose
of determining the person entitled to
distribution of dividends and for any
other purpose.
5.
TAX LIABILITY.
The Depositary shall not be liable for
any taxes or governmental or other
assessments or charges that may
become payable in respect of the
Deposited Securities but a ratable part
of any and all of the same whether
such tax assessment or charge
becomes payable by reason of any
present or future law statute charter
provision bylaw regulation or
otherwise shall be payable by the
Owner hereof to the Depositary at any
time on request.  Upon the failure of
the holder or Owner of this Receipt to
pay any such amount the Depositary
may sell for account of such Owner
an amount of the Deposited Securities
equal to all or any part of the amount
represented by this Receipt and may
apply the proceeds in payment of
such obligations the Owner hereof
remaining liable for any deficiency.
6.
REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares for
deposit shall be deemed thereby to
represent and warrant that such Shares
and each certificate if any therefor are validly issued fully paid and nonassessable that such Shares were not issued in violation of any preemptive or similar rights of the holders of any securities and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933 as amended
the Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities
and issuance of Receipts.
This Receipt is issued subject and all
rights of the holder or Owner hereof
are expressly subject to the terms and
conditions set forth on both sides of
this Receipt all of which form a part
of the agreement evidenced in this
Receipt and to all of which the holder
or Owner hereof by accepting this
Receipt consents.
7.
REPORTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
As of the date of the establishment of
the program for issuance of Receipts
by the Depositary the Depositary
believed based on limited
investigation that the issuer of the
Deposited Securities either i furnished
the Securities and Exchange
Commission the Commission with
certain public reports and documents
required by foreign law or otherwise
or ii published information in English
on its Internet website at
www.marfingroup.gr or another
electronic information delivery
system generally available to the
public in its primary trading market in
either case in compliance with Rule
12g32b under the Securities and
Exchange Act of 1934 as in effect
and applicable to that issuer at that
time.  However the Depositary does
not assume any duty to determine if
the issuer of the Deposited Securities
is complying with the current
requirements of Rule 12g32b or to
take any action if that issuer is not
complying with those requirements.
The Depositary shall be under no
obligation to give notice to the holder
or Owner of this Receipt of any
meeting of shareholders or of any
report of or communication from the
issuer of the Deposited Securities or
of any other matter concerning the
affairs of such issuer except as herein
expressly provided.  The Depositary
undertakes to make available for
inspection by holders and Owners of
the Receipts at its Corporate Trust
Office any reports and
communication received from the
issuer of the Deposited Securities that
are both i received by the Depositary
as the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities
except to the extent if any that the
Depositary in its sole discretion elects to both i translate into English any of such reports or communications that were not in English when received by the Depositary and ii make such translations if any available for inspection by holders and Owners of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make such translation if any available for such inspection.
The Depositary may in its discretion
exercise in any manner or not
exercise any and all voting rights that
may exist in respect of the Deposited
Securities.  The Depositary may but
assumes no obligation to notify
Owners of an upcoming meeting of
holders of Deposited Securities or
solicit instructions from Owners as to
the exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment to
it of any expense involved the
Depositary may in its sole discretion
but assumes no obligation to exercise
any voting rights with respect to the
amount of the Deposited Securities
represented by the American
Depositary Shares evidenced by this
Receipt in accordance with that
request.
8.
DISTRIBUTIONS.
Until the surrender of this Receipt the
Depositary a shall distribute or
otherwise make available to the
Owner hereof at a time and in such
manner as it shall determine any
distributions of cash Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available
to the Owner hereof at a time and in
such manner as it shall determine any
distributions of subscription or other
rights in each case received with
respect to the amount of Deposited
Securities represented hereby after
deduction or upon payment of the
fees and expenses of the Depositary
described in Article 13 below and the
withholding of any taxes in respect
thereof provided however that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances
which may be an opinion of United
States counsel that the distribution is
registered under or is exempt from or
not subject to the registration
requirements of the Securities Act of
1933 or any other applicable law.  If
the Depositary is not obligated under
the preceding sentence to distribute or
make available a distribution under
the preceding sentence the Depositary
may sell such Shares other securities
subscription or other rights securities
or other property and the Depositary
shall distribute the net proceeds of a
sale of that kind to the Owners
entitled to them after deduction or
upon payment of the fees and
expenses of the Depositary described
in Article 13 below and the
withholding of any taxes in respect
thereof.  In lieu of distributing
fractional American Depositary
Shares for distributed Shares or other
fractional securities the Depositary
may in its discretion sell the amount
of securities or property equal to the
aggregate of those fractions.  In the
case of subscription or other rights the Depositary may in its discretion issue warrants for such subscription or other rights andor seek instructions from the Owner of this Receipt as to the disposition to be made of such subscription or other rights. If the Depositary does not distribute or make available to Owners or sell distributed subscription or other rights the Depositary shall allow those rights to lapse. Sales of subscription or other rights securities or other property by the Depositary shall be made at such time and in such manner as the Depositary may deem advisable.
If the Depositary shall find in its
opinion that any cash distribution is
not convertible in its entirety or with
respect to the Owners of a portion of
the Receipts on a reasonable basis
into U.S. Dollars available to it in the City of New York or if any required approval or license of any government or agency for such conversion is denied or is not obtainable within a reasonable period the Depositary may in its discretion make such conversion and distribution in U.S. Dollars to the extent possible at such time and rates of conversion as the Depositary shall deem appropriate to the Owners entitled thereto and shall with respect to any such currency not converted or convertible either i distribute such foreign currency to the holders entitled thereto or ii hold such currency for the respective accounts of such Owners uninvested and without liability for interest thereon in which case the Depositary may distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.
9.
RECORD DATES ESTABLISHED
BY DEPOSITARY.
Whenever any cash dividend or other
cash distribution shall become
payable or any distribution other than
cash shall be made or whenever rights
shall be offered with respect to
Deposited Securities or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited
Securities or whenever it is necessary
or desirable to determine the Owners
of Receipts the Depositary will fix a
record date for the determination of
the Owners generally or the Owners
of Receipts who shall be entitled to
receive such dividend distribution or
rights or the net proceeds of the sale
thereof to give instructions for the
exercise of voting rights at any such
meeting or responsible for any other
purpose for which the record date was
set.
10.
CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon i any change in nominal value
or any subdivision combination or
any other reclassification of the
Deposited Securities or ii any
recapitalization reorganization sale of
assets substantially as an entirety
merger or consolidation affecting the
issuer of the Deposited Securities or
to which it is a party or iii the
redemption by the issuer of the
Deposited Securities at any time of
any or all of such Deposited
Securities provided the same are
subject to redemption then and in any
such case the Depositary shall have
the right to exchange or surrender
such Deposited Securities and accept
and hold hereunder in lieu thereof
 other shares securities cash or
property to be issued or delivered in
lieu of or in exchange for or
distributed or paid with respect to
such Deposited Securities.  Upon any
such exchange or surrender the
Depositary shall have the right in its
discretion to call for surrender of this Receipt in exchange upon payment of fees and expenses of the Depositary for one or more new Receipts of the same form and tenor as this Receipt but describing the substituted
Deposited Securities.  In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the Owner to
receive such new Receipt or Receipts.
 The Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of Receipts
provided that in the case of any
redemption of less than all of the
Deposited Securities the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of redemption
shall be to receive the cash rights and
other property applicable to the same
upon surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts evidencing
such American Depositary Shares.
11.
LIABILITY OF DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future
law of the United States of America
any state thereof or of any other
country or of any governmental or
regulatory authority or by reason of
any provision present or future of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited Securities
the Depositary shall be prevented
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any
act or thing which by the terms hereof
it is provided shall be done or
performed ii by reason of any non-
performance or delay caused as
specified in clause i above in the
performance of any act or thing
which by the terms of this Receipt it is provided shall or may be done or performed iii by reason of any exercise of or failure to exercise any discretion provided for herein iv for the inability of any Owner or holder to benefit from any distribution offering right or other benefit which is made available to holders of
Deposited Securities but is not made
available to Owners or holders v for
any special consequential or punitive
damages for any breach of the terms
of this Receipt or vi arising out of any act of God terrorism or war or any other circumstances beyond its control.
The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the request
of any Owner or for not exercising
any right to vote any Deposited
Securities.
The Depositary does not assume any
obligation and shall not be subject to
any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
The Depositary shall be under no
obligation to appear in prosecute or
defend any action suit or other
proceeding in respect of any of the
Deposited Securities or in respect of
the Receipts on behalf of Owners or
holders or any other persons.  The
Depositary shall not be liable for any
action or nonaction by it in reliance
upon the advice of or information
from legal counsel accountants or any
other persons believed by it in good
faith to be competent to give such
advice or information.
The Depositary subject to Article 14
hereof may itself become the owner
of and deal in securities of any class
of the issuer of the Deposited
Securities and in Receipts of this
issue.
12.
TERMINATION OF AGREEMENT
AND SURRENDER OF THIS
RECEIPT.
The Depositary may at any time
terminate the agreement evidenced by
this Receipt and all other Receipts by
mailing notice of such termination to
the Owners of all Receipts then
outstanding at their addresses
appearing upon the books of the
Depositary at least thirty days prior to the date fixed in such notice for termination. On and after such date of termination the Owner hereof upon surrender of this Receipt at the Corporate Trust Office of the
Depositary will be entitled to delivery
of the amount of the Deposited
Securities represented hereby upon
the same terms and conditions and
upon payment of a fee at the rates
provided herein with respect to the
surrender of this Receipt for
Deposited Securities and on payment
of applicable taxes and charges.  The
Depositary may convert any
dividends received by it in cash after
the termination date into U.S. Dollars
as herein provided and after
deducting therefrom the fees of the
Depositary and referred to herein and
any taxes and governmental charges
and shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities in
such manner as it may determine and
may thereafter hold uninvested the
net proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof
unsegregated and without liability for
any interest thereon for the pro rata
benefit of the Owners of the Receipts
that have not theretofore been
surrendered for cancellation such
Owners thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.  After
making such sale or if no such sale
can be made after the expiration of
one year from such date of
termination the Depositary shall be
discharged from all obligations
whatsoever to the holders and Owners
of the Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees charges and
expenses of the Depositary or of the
Deposited Securities in case no sale
can be made upon surrender of the
Receipts.
13.
CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
The Depositary may charge any party
depositing or withdrawing Shares any
party transferring or surrendering
Receipts any party to whom Receipts
are issued including issuance pursuant
to a stock dividend or stock split or an exchange of stock or distribution pursuant to Articles 8 or 10 or Owners as applicable i fees for the delivery or surrender of Receipts and deposit or withdrawal of Shares ii fees for distributing cash Shares or other property received in respect of
Deposited Securities iii taxes and
other governmental charges iv
registration or custodial fees or
charges relating to the Shares v cable
telex and facsimile transmission
expenses vi foreign currency
conversion expenses and fees vii
depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection
with the Receipt program.  The
Depositarys fees and charges may
differ from those of other
depositaries.  The Depositary reserves
the right to modify reduce or increase
its fees upon thirty 30 days notice to
the Owner hereof.  The Depositary
will provide without charge a copy of
its latest schedule of fees and charges
to any party requesting it.
The Depositary may charge fees for
receiving deposits and issuing
Receipts for delivering Deposited
Securities against surrendered
Receipts for transfer of Receipts for
splits or combinations of Receipts for
distribution of each cash or other
distribution on Deposited Securities
for sales or exercise of rights or for
other services performed hereunder.
 The Depositary reserves the right to
modify reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide without charge a copy of its
latest fee schedule to any party
requesting it.
14.
PRERELEASE OF RECEIPTS.
Notwithstanding any other provision
of this Receipt the Depositary may
execute and deliver Receipts prior to
the receipt of Shares PreRelease. The
Depositary may deliver Shares upon
the receipt and cancellation of
Receipts which have been
PreReleased whether or not such
cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person or its
customer owns the Shares or Receipts
to be remitted as the case may be b at
all times fully collateralized with cash or such other collateral as the Depositary deems appropriate c terminable by the Depositary on not more than five 5 business days notice and d subject to such further indemnities and credit regulations as the Depositary deems appropriate.
 The number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will not normally exceed thirty percent 30% of the Shares deposited with the Depositary provided however that the
Depositary reserves the right to
change or disregard such limit from
time to time as it deems appropriate.
The Depositary may retain for its own
account any compensation received
by it in connection with the foregoing.
15.
COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this
Receipt to the contrary the Depositary
will not exercise any rights it has
under this Receipt to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities
laws including but not limited to
Section 1A1 of the General
Instructions to the Form F6
Registration Statement as amended
from time to time under the Securities
Act of 1933.
16.
GOVERNING LAW VENUE OF
ACTIONS JURY TRIAL WAIVER.
This Receipt shall be interpreted and
all rights hereunder and provisions
hereof shall be governed by the laws
of the State of New York.
All actions and proceedings brought
by any Owner or holder of this
Receipt against the Depositary arising
out of or relating to the Shares or
other Deposited Securities the
American Depositary Shares or the
Receipts or any transaction
contemplated herein shall be litigated
only in courts located within the State
of New York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES
TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW
ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING
TO THE SHARES OR OTHER
DEPOSITED SECURITIES THE
AMERICAN DEPOSITARY SHARES
OR THE RECEIPTS OR ANY
TRANSACTION CONTEMPLATED
HEREIN OR THE BREACH HEREOF
INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE
VALIDITY OR TERMINATION
WHETHER BASED ON CONTRACT
TORT OR ANY OTHER THEORY.
17.
AMENDMENT OF RECEIPTS.
The form of the Receipts and the
agreement created thereby may at any
time and from time to time be
amended by the Depositary in any
respect which it may deem necessary
or desirable. Any amendment which
shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts provided however that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges registration fees cable telex or facsimile transmission costs delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed by
continuing to hold such Receipt to
consent and agree to such amendment
and to be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced thereby
except in order to comply with
mandatory provisions of applicable
law.